                                                                  EXHIBIT 4.8(g)

                               SECURITY AGREEMENT
                               ------------------
                                     (ECHC)


          THIS SECURITY AGREEMENT (ECHC) ("Agreement") is made and entered into as of June 17, 1998, by and between EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation, party of the first part (hereinafter referred to as "Debtor") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer, all of which are defined in the Credit Agreement, referred to below, party of the second part (hereinafter referred to, in such capacity, as "Secured Party").

                                R E C I T A L S:
                                 - - - - - - -

          A. Reference is made to that certain Credit Agreement (as it may be hereafter renewed, extended, amended, restated or otherwise modified, the "Credit Agreement") executed concurrently, or substantially concurrent, herewith by and among Debtor, Empress Entertainment, Inc., a Delaware corporation, and Empress Casino Joliet Corporation, an Illinois corporation (collectively, "Borrowers"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to herein as a "Lender" and collectively as the "Lenders"), the Swingline Lender therein named (referred to herein, together with its successors and assigns, as the "Swingline Lender"), the L/C Issuer therein named (referred to herein, together with its successors and assigns, as the "L/C Issuer"), and Agent Bank. Agent Bank, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to herein as the "Banks".

          B. Pursuant to the Credit Agreement, and subject to the terms and conditions specified therein, the Lenders have agreed to provide a reducing revolving credit facility to Borrowers with an initial maximum principal amount of One Hundred Million Dollars ($100,000,000.00) available for Borrowings thereunder (together with all extensions, renewals, amendments, substitutions and other modifications thereof, the "Credit Facility"), which Credit Facility includes: (i) a subfacility for funding of Swingline Advances by the Swingline Lender on shorter notice and in lesser amounts than would otherwise be required for Borrowings under the Credit Facility (together with all extensions, renewals, amendments, substitutions, and other modifications thereof, the "Swingline Facility"); and (ii) a subfacility for the issuance of Letters of Credit by the L/C Issuer (together with all extensions, renewals, amendments, substitutions and other modifications thereof, the "L/C Facility" and, together with the Credit Facility and the Swingline Facility, the "Bank Facilities"); all as more particularly set forth by the Credit Agreement.

          C. In this Agreement all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

          D. The provisions of Section 1.02 of the Credit Agreement shall be applied to this Agreement in the same manner as applied therein to the Credit Agreement.

          E. As a condition of their entry into the Credit Agreement, and their commitment to provide the Bank Facilities for the benefit of Borrowers (subject to the terms of the Credit Agreement and the other Loan Documents), the Banks have required, among other things, that Debtor grant the security interests, and undertake the obligations, contemplated by this Agreement.

          NOW, THEREFORE, in order to induce the Banks to enter into the Credit Agreement, and to provide the Bank Facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Debtor and Secured Party hereby agree as follows:

                                   ARTICLE I
                        SECURITY INTEREST AND COLLATERAL
                        --------------------------------

          Section 1.01.  Creation of Security Interest.
                         -----------------------------

                   (a) For valuable consideration, Debtor hereby assigns, pledges and grants to Secured Party a continuing security interest in, and lien upon, all presently existing and hereafter acquired Collateral (as defined below), as security for the timely payment and performance of each and every Secured Obligation (as also defined below). This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Borrower, Debtor or any other Person or any other event or proceeding affecting any Person.

                    (b) The security interest which is granted hereunder is subject to the following:

                        (i) the right of Debtor to sell or otherwise dispose of Personal Property in the ordinary course of business, free and clear of the lien hereof, provided, and to the extent, that such sale or other disposition is permitted under the terms of the Credit Agreement; and

                        (ii) as to the fixtures and equipment covered hereby, the leases and/or purchase money security interests pursuant to which Debtor has acquired an interest in such fixtures and equipment provided, and to the extent, that such leases and/or purchase money security interests are permitted under the terms of the Credit Agreement.

          Section 1.02.  Description of Collateral.  All references herein to
                         -------------------------
the "Collateral" shall be to all right, title and interest of Debtor, whether now owned or existing, or hereafter acquired or arising, in, to and under any of the following (subject to the exclusions set forth by subsection (p) below):

          (a) All present and future chattels, furniture, furnishings, equipment and fixtures, all of every kind and nature, and other tangible personal property: (i) which is used in connection with, situate in or on, or affixed to, any portion of the real property which is particularly described by "Exhibit A" attached hereto and incorporated by reference herein (the "Real Property");
(ii) which is used in connection with, placed on, or incorporated into any of the Vessels which are referred to below; and/or (iv) in which Debtor otherwise has or acquires an interest; all including, without limitation: (aa) all furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items including, without limitation, casino, guest room, bathroom, lobby, bar, restaurant, storage, retail, meeting, convention, leisure, recreation, office, administrative and other furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items; (bb) all bar and restaurant equipment and supplies, including, without limitation, kitchen and bar appliances, pots, pans, plates, dishes, cups, glasses, serving utensils, cooking utensils and all other equipment and supplies used in the operation of bars and/or restaurants;

(cc) all casino equipment and supplies including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, Gaming Devices and Related Equipment as defined in applicable Indiana gaming law and all other equipment and supplies utilized in operation of a casino; (dd) all cabaret, stage and entertainment equipment and supplies including, without limitation, stage equipment, sets, spotlights, sound equipment, musical instruments and other equipment and supplies utilized in the operation of stage and cabaret shows and other entertainment productions; (ee) all office and administrative equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative equipment and supplies; (ff) all tools and other maintenance and repair equipment; and (gg) all equipment and supplies utilized in connection with any other activity engaged in by Debtor;

          (b) The following vessels (collectively, the "Vessels"): (i) that certain casino vessel named "Empress III" which is designated by U.S. Coast Guard Official Number 1035267 and which is currently afloat on Lake Michigan at Hammond, Indiana ("Empress III"); and (ii) any vessels which are hereafter substituted for Empress III; and all other boats, barges and other vessels which are now owned or hereafter acquired, regardless of whether afloat or placed on dry land together with any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances to any of the Vessels whether now or hereafter acquired, and whether on board or not on board, all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit from any of the Vessels; and all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to any of the Vessels;

          (c) All present and future supplies, inventory and merchandise which is used in connection with, or in the conduct of, the business of Debtor or in which Debtor has or acquires an interest, including, without limitation: (i) all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all cleaning supplies, office supplies, consumables and similar items;

          (d) All present and future goods, which are not otherwise set forth herein, and which are used in connection with, or in the conduct of, the business of Debtor or in which Debtor has or acquires an interest;

          (e) All present and future accounts, accounts receivable, rentals, deposits, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest, however created or arising;

          (f) All present and future contracts, or agreements and all other present and future general intangibles which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest, including, without limitation: (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character relating to the Real Property, the Vessels and/or the businesses conducted thereon; (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest (including, without limitation, the trade names of "Empress", "Empress Casino", "Empress River Casino" and/or any derivation thereof including any and all state and federal registrations thereof); and (cc) all licenses, liquor licenses and other entitlements to the extent that a security interest may be granted therein;

          (g) All present and future deposit accounts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest including, without limitation, any demand, time, savings, passbook or like account maintained with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Debtor, whether or not deposited in any such deposit account;

          (h) All present and future revenues, receipts, payments and income of any nature whatsoever, in which Debtor now owns or hereafter acquires an interest, regardless of whether such items are derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos or any other facilities on the Real Property and/or the Vessels and regardless of whether such items are derived from any other source;

          (i) All present and future books and records which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor, has or acquires an interest including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the business of Debtor, all receptacles and containers for such records, and all files and correspondence;

          (j) Other than with respect to Unrestricted Subsidiaries, all present and future investment property, stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

          (k) All right, title and interest of Debtor in and to all leases, licenses, concessions, or similar agreements whether or not specifically herein described which now or may hereafter pertain to the Real Property and/or the Vessels and all amendments to the same, including, but not limited to the following: (aa) all payments due and to become due under such agreements, whether as rent, damages, insurance payments, condemnation awards, or otherwise;
(bb) all claims, rights, powers, privileges and remedies under such agreements; and (cc) all rights of the Debtor under such leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Debtor or otherwise, to demand and receive, enforce, collect, or receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims or to take any action which Secured Party may deem necessary or advisable in connection therewith;

          (l) All plans, specifications, soil reports, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the construction, planning, operation or maintenance of the Real Property and/or the Vessels, together with all amendments and modifications thereof;

          (m) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

          (n) All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing;

          (o) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing; and

          (p) It is specifically provided that the following (collectively, the "Excluded Property") is excluded from the Collateral, and that no security interest in the Excluded Property is granted hereunder:

               (i) all of Debtor's right, title and interest in, and to, that certain Hammond Riverboat Gaming Project Development Agreement (the "Development Agreement") which is executed under date of June 21, 1996 by and among the City of Hammond, Indiana, the City of Hammond Department of Redevelopment and Debtor;

               (ii) all of Debtor's right, title and interest in, and to: (aa) that certain License Agreement (the "Port Authority License") which is executed under date of June 21, 1996 by and between the Hammond Port Authority and Debtor, record notice of which is granted pursuant to that certain Memorandum of License Agreement that is recorded in the Official Records of Lake County, Indiana on March 5, 1997 as Instrument No. 97014037; and (bb) the Improvements which are defined by Article I of the Port Authority License;

               (iii) all of Debtor's right, title and interest in, and to: (aa) that certain Lease (the "Redevelopment Lease") which is executed under date of June 19, 1996 by and between the City of Hammond Department of Redevelopment and Debtor, record notice of which is granted pursuant to that certain Memorandum of Lease that is recorded in the Official Records of Lake County, Indiana on February 25, 1997 as Instrument No. 9701160; and (bb) the Redevelopment Parcel and Improvements which are defined by Article I of the Redevelopment Lease;

             (iv) all of Debtor's right, title and interest in, and to, that certain License Agreement which is executed under date of June 19, 1996 by and among the Department of Water Works of the City of Hammond and Debtor, record notice of which is granted pursuant to that certain Memorandum of License Agreement that is recorded in the Official Records of Lake County, Indiana on March 5, 1997 as Instrument No. 97014038;

             (v) all of Debtor's right, title and interest in, and to, the Gaming License issued to Debtor by the Indiana Gaming Commission;

             (vi) any Deposit Accounts established by Debtor pursuant to the Agreement Respecting the S/S Milwaukee Clipper by and between Lake Michigan Charters, Ltd. and the Hammond Port Authority dated March 20, 1996, and/or the Memorandum of Understanding and Consent by and between the Hammond Port Authority and H. Joseph Vaughn, President, DMS of Hammond, Inc. dated September 20, 1995;

             (vii) any interest of Debtor in sewer capacity reservation set forth in Quitclaim Deed, Bill of Sale and Sewer Capacity Reservation Agreement between Debtor, Hammond Bridge and Roadworks, LLC and the Sanitary District of the City of Hammond, Indiana, recorded February 21, 1997, in the office of the Recorder of Lake County, Indiana as Instrument No. 97010865;

             (viii) Temporary Permit to Enter Upon Property dated March 8, 1996, granted by the Elgin, Joliet and Eastern Railway Company ("EJE") to Hammond Bridge and Roadworks, LLC, as assigned to Debtor and as amended, and any agreement entered into or to be entered into with EJE for the acquisition of property to fulfill Debtor's commitments under the Development Agreement;

             (ix) any portion of the parking garage which is situated on property subject to the Redevelopment Lease, which portion is owned by Assignor and which portion Assignor is required to convey to the City of Hammond and/or any of its political subdivisions;

                  (x) any investment or deposits made by Debtor pursuant to an agreement to be entered into by and between the City of Hammond and Debtor regarding guidelines for the investment by Debtor of Three Million Five Hundred Thousand Dollars ($3,500,000.00) of the residential housing investment in fulfillment of Debtor's obligations under Section 5.07 of the Development Agreement; and

                   (xi) any interest of Debtor in Hammond Residential, LLC or in any loans made by or security interests granted to Hammond Residential, LLC in connection with a Loan Agreement to be entered into between Hammond Residential, LLC and Hammond Enterprise Development Corporation for a One Million Five Hundred Thousand Dollar ($1,500,000.00) loan pursuant to Debtor's obligations under Section 5.07 of the Development Agreement.

          Section 1.03.  Secured Obligations.  This Agreement secures, and the
                         -------------------
Collateral is security for, the following (collectively, the "Secured Obligations"):

               (a) Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility not to exceed One Hundred Million Dollars ($100,000,000.00) at any one time, all on a reducing revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to Borrowers, or any of them); and (iii) any other obligations of Borrowers, or any of them, under the RLC Note referred to below; all according to the terms of a Revolving Credit Note dated concurrently, or substantially concurrent, herewith which is made by Borrowers and is payable to the order of Secured Party according to the tenor and effect of said Revolving Credit Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the "RLC Note").

               (b) Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Swingline Facility not to exceed Five Million Dollars ($5,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Swingline Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to Borrowers, or any of them); and (iii) any other obligations of Borrowers, or any of them, under the S/L Note referred to below; all according to the terms of a Swingline Note dated concurrently, or substantially concurrent, herewith which is made by Borrowers and is payable to the order of Secured Party according to the tenor and effect of said Swingline Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter referred to as the "S/L Note", and together with the RLC Note, collectively referred to as the "Notes").

               (c) Payment and performance of every obligation, warranty, representation, covenant, promise and agreement of Borrowers, or any of them, contained in that certain Certificate and Indemnification Regarding Hazardous Substances, together with all extensions, renewals, amendments, restatements and other modifications thereof, which is executed by Empress Entertainment, Inc. and Debtor concurrently, or substantially concurrent, herewith and which is to be executed by Empress Casino Joliet Corporation prior to July 31, 1998.

               (d) Payment and performance of every obligation, covenant, promise and agreement of Debtor herein contained or incorporated herein by reference, including any sums paid or advanced by Secured Party or any of the Banks pursuant to the terms hereof.

               (e) Payment of the expenses and costs incurred or paid by Secured Party or any of the Banks in the preservation and enforcement of the rights and remedies of Secured Party and the duties and liabilities of Debtor hereunder, including, but not by way of limitation, reasonable attorney's fees, court costs, witness fees, expert witness fees, collection costs, and reasonable costs and expenses paid by Secured Party or any of the Banks in performing for Debtor's account any obligation of said Debtor.

          (f) Payment of any sums which may hereafter be owing by Borrowers, or any of them, to any of the Banks or any of their affiliates, under the terms of any interest rate swap agreement, interest rate cap agreement, basis swap agreement, forward rate agreement, interest collar agreement or interest floor agreement to which Borrowers, or any of them, may be a party, or under any other agreement or arrangement to which Borrowers, or any of them, may be a party, which in each case is designed to protect Borrowers, or any of them, against fluctuations in interest rates or currency exchange rates with respect to any indebtedness secured by this Agreement.

          (g) Payment of additional sums and interest thereon which may hereafter be loaned to Borrowers, or any of them, pursuant to the Credit Agreement when evidenced by a promissory note or notes which recite that this Agreement is security therefor.

          (h) Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, which are contained in the Credit Agreement.

          Section 1.04.  For Security Purposes Only.  The assignment, pledge,
                         --------------------------
and grant of a security interest in Debtor's interest(s) in the Collateral, hereunder, is for security purposes only and shall not make Secured Party responsible for, or otherwise affect or modify, any duty, obligation or liability of Debtor under any of the Collateral, or under any transaction related thereto.

                                  ARTICLE II
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

          Section 2.01.  Certain Representations and Warranties. The Debtor
                         --------------------------------------
represents and warrants to Secured Party as follows:

               (a) The Debtor is and will be the lawful owner of good and marketable title to all of the Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, and no presently effective Uniform Commercial Code Financing Statement (as defined by the Commercial Code referred to below) covering any of the Collateral is on file in any public office.

               (b) The execution and delivery of this Agreement and the performance by the Debtor of its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law or of the charter or bylaws of the Debtor or of any agreement binding upon the Debtor, and this Agreement is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other laws of general application relating to or affecting the enforcement of creditors' rights.

               (c) This Agreement creates a first priority security interest in the Collateral subject only to ECHC Permitted Encumbrances (as defined in the Credit Agreement).

          Section 2.02.  Maintenance of Collateral.  Except to the extent that
                         -------------------------
any of the following would be prohibited under, or would constitute a violation of, the terms and conditions of the Credit Agreement, Debtor agrees: (i) to properly care for and keep the Collateral in good condition and repair; (ii) not to remove, demolish or substantially alter the Vessels, except upon the prior written consent of Secured Party; (iii) not to commit or permit any waste or deterioration of the Collateral (ordinary wear and tear, casualty and condemnation excepted); (iv) not to commit, suffer or permit any act to be done, or condition to exist, in connection with any of said Collateral in material violation of any law, covenant, condition or restriction now, or hereafter, affecting said Collateral (v) to perform all obligations which it may have under the Collateral; and (vi) except as otherwise permitted in the Credit Agreement, to do all other acts, in a timely and proper manner, which, from the character or use of the Collateral, may be reasonably necessary to maintain and preserve its value, the specific enumerations herein not excluding the general.

          Section 2.03.  Insurance.  During the continuance of this Agreement,
                         ---------
Debtor shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Bank Facilities, at its own cost and expense, and shall deposit with Secured Party, Certificates of Insurance, each in a form and substance, and at such times, as is required under
Section 5.09 of the Credit Agreement. All monies received from "All Risk" insurance policies (including flood and earthquake policies) covering any of the Collateral shall be: (i) paid directly to Secured Party and retained by Secured Party or released to Debtor by Secured Party; or (ii) paid directly to Debtor; all in accordance with Section 8.02 of the Credit Agreement. Nothing contained in this Agreement shall be deemed to excuse Debtor from restoring, repairing and maintaining the Collateral, as herein provided, regardless of whether or not insurance proceeds are available for restoration, whether or not any such proceeds are sufficient in amount, or whether or not the Collateral can be restored to the same condition and character as existed prior to such damage or destruction.

          Section 2.04.  Taxes and Assessments.  Debtor shall pay all taxes,
                         ---------------------
assessments and other governmental charges levies affecting the Collateral, or any part thereof, in the manner required by the Credit Agreement except such taxes, assessments and other governmental levies as are being contested in good faith in the manner provided by Section 4.07 or Section 5.10 of the Credit Agreement.

          Section 2.05.  Eminent Domain.  Any award of damages in connection
                         --------------
with any condemnation or similar actions in regard to the Collateral, or any part thereof, shall be: (i) paid directly to Secured Party and shall be retained by Secured Party or released to Debtor by Secured Party; or (ii) paid directly to Debtor; all in accordance with Section 8.02 of the Credit Agreement.

          Section 2.06.  Due on Sale.  If Debtor shall be voluntarily, or
                         -----------
involuntarily, divested of title or possession of any Collateral, by merger or otherwise, or shall lease, sell, convey, further encumber or in any other manner voluntarily or involuntarily alienate any of its interest in any of the Collateral, or shall enter into an agreement to do any of the foregoing, other than as permitted in the Credit Agreement, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in any notes evidencing the same, shall at the option of Secured Party, and upon the giving of any notice which may be required under the Credit Agreement, immediately become due and payable.

          Section 2.07.  Preservation of Rights.  Debtor shall, at its own
                         ----------------------
expense, protect, warrant and defend forever its rights in the Collateral, as represented in Section 2.01 (and the rights of the Secured Party therein), against the claims and demands of all persons whomsoever.



          Section 2.08.  Other Assurances.  Debtor shall execute and deliver to
                         ----------------
Secured Party all such financing statements and other instruments and documents, each in a form and substance which is satisfactory to Secured Party, and shall do and accomplish such other acts as Secured Party may, from time to time, deem necessary or advisable to provide further assurances of, and where applicable, to fully perfect, the rights and security interests that are granted hereunder or to carry out or facilitate the intended purpose of this Agreement. With respect to any Collateral consisting of certificated securities, instruments, documents, investment property, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession or control of such Collateral, Debtor will upon demand of Secured Party deliver possession of same in pledge to Secured Party (except to the extent that such Collateral is not capable of being reduced to possession, in which case Debtor shall enter into a control agreement with the custodian of such collateral containing sufficient provisions, for the benefit of Secured Party, in order to provide for perfection and first priority of a security interest in favor of Secured Party with respect to such Collateral).

          Section 2.09.  Maintenance of Name, etc.  Debtor will not change its
                         -------------------------
name, identity or structure (collectively an "Identity Change") in any manner which might make any financing or continuation statement filed in respect of the Collateral seriously misleading within the meaning of Section 9-402(7) (or any other then applicable provision) of the Uniform Commercial Code-Secured Transactions, as enacted in the State of Indiana pursuant to IC 26-1-9 (as it may hereafter be amended or recodified, the "Commercial Code") unless: (i) such Identity Change is permissible under the Credit Agreement; and (ii) Debtor shall have given the Secured Party at least thirty (30) days' prior written notice thereof.

          Section 2.10.  Maintenance of Office.  Debtor shall at all times
                         ---------------------
maintain its chief executive office within the State of Indiana.

          Section 2.11.  Records.  At its own cost and expense, Debtor shall:
                         -------
(i) keep and maintain satisfactory and complete records pertaining to the Collateral in such detail, form and scope as Secured Party shall require, consistent with Secured Party's interests hereunder; and (ii) at any time, and from time to time, at Secured Party's request, mark the Collateral and/or Debtor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests hereunder. For the Secured Party's further security,

Debtor agrees that Secured Party shall have a special property interest in all of Debtor's books and records which pertain to the Collateral (including books and records which are maintained in a form for use by computers or data processing machines). Upon the occurrence and during the continuation of any Event of Default (as defined by the Credit Agreement), Debtor shall deliver and turn over any such books and records to Secured Party or its representative at any time upon demand of Secured Party. At any time and from time to time, whether or not any Event of Default has occurred, but upon reasonable notice from Secured party, Debtor shall permit any representative of Secured Party to inspect such books and records and shall provide photocopies thereof to Secured Party.

          Section 2.12.  No Negotiable Documents.  Debtor shall not deposit any
                         -----------------------
Collateral in exchange for a negotiable Document of Title.

                                  ARTICLE III
                            SECURED PARTY'S RIGHTS
                            ----------------------
                             REGARDING COLLATERAL
                             --------------------

          Section 3.01.  General Rights.  At any time, and from time to time,
                         --------------
without notice or demand (except as otherwise set forth herein), and whether or not an Event of Default has occurred, Secured Party may take any of the following actions to the extent that such actions may be necessary or desirable to protect the security hereunder:

               (a) Enter upon any premises on which Collateral is situated and examine the same.

               (b) At the expense of Debtor, perform any obligation of Debtor under this Agreement or under any of the Collateral.

               (c) Where applicable: (i) notify obligors on the Collateral that the Collateral has been pledged and assigned to Secured Party; (ii) request from obligors under the Collateral, in the name of Debtor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereof; and (iii) cause the Collateral to be registered in the name of Secured Party, as legal holder.

               (d) Secured Party shall at all reasonable times, and on reasonable notice, have full access to and the right to audit any and all of Debtor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests.

Any of the foregoing actions which are undertaken by Secured Party shall be at the expense of Debtor. However, Secured Party shall be under no duty or obligation whatsoever to take any of such actions or to take any other action to preserve, maintain or protect, the Collateral or any of it, or to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations.

          Section 3.02.  Collections on the Collateral.
                         -----------------------------

               (a) Notwithstanding the security interest in the Collateral which is granted pursuant to Section 1.01 hereof, and except as otherwise provided hereunder or in any Loan Document, Debtor shall have the right to use and to continue to make collections on and receive any payments which may be made to, or for the benefit of, Debtor under any of the Collateral so long as no Event of Default shall have occurred and be continuing.

               (b) Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, and except as prohibited by applicable law, Debtor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Debtor in trust for Secured Party and immediately delivered in kind to Secured Party.

               (c) Any remittance received by Debtor from any Person shall be presumed to relate to the Collateral and to be subject to the security interests which are granted to Secured Party hereunder.

               (d) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, issue receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Debtor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Debtor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of Debtor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collection bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Debtor, to the same extent as though it were manually executed by the duly authorized officer of Debtor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Debtor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

          Section 3.03.  Possession of Collateral by Secured Party.
                         -----------------------------------------

               (a) All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party, which is held in an account, may be held in an interest bearing or non-interest bearing account, in Secured Party's sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon.

               (b) Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Debtor's obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Debtor, and the receipt of any of the same by Debtor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor.

               (c) So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

          Section 3.04.  Unilateral Filings.  In addition to any other actions
                         ------------------
which Secured Party may be entitled to take hereunder, or under the Commercial Code, Secured Party is expressly authorized to execute and file such financing statements and continuation statements as it may deem necessary or appropriate to evidence, maintain, perfect and/or continue the security interest(s) granted hereunder, all without notice to, or the signature of, Debtor.

                                  ARTICLE IV
                                    DEFAULT
                                    -------

          Section 4.01.  Remedies.  Upon the occurrence and during the
                         --------
continuance of an Event of Default (as defined in the Credit Agreement), Secured Party shall have, in any jurisdiction where enforcement hereof is sought: (i) in addition to all other rights and remedies that Secured Party may have under applicable law, in equity, under this Agreement or under any other Loan Document; and (ii) in addition to all rights and remedies of a Secured Party under the Commercial Code; the following rights and remedies, all of which may be exercised with or without notice to Debtor and without affecting the obligations of Debtor hereunder or under any other Loan Document, or the enforceability of the liens and security interests created hereby:

               (a) To foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

               (b) To enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same;

               (c) To sell, assign, lease or otherwise dispose of any Collateral or any part thereof either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representation or warranties and upon such terms as shall be acceptable to Secured Party;

               (d) To notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party;

               (e) To collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

               (f) To enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral;

               (g) To settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or disputes with respect thereto;

               (h) To amend the terms of, extend the time of payment, make allowances and adjustments to, and issue credits in connection with, the Collateral in the name of Secured Party or in the name of Debtor;

               (i) To enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Debtor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Debtor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Debtor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral (and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Debtor) may be applied to the Secured Obligations by Secured Party (without notice to Debtor) in such order and manner as Secured Party in its sole discretion shall determine, unless otherwise provided by the Credit Agreement or by any other Loan Documents;

               (j)  To insure, process and preserve the Collateral;

               (k) To exercise all rights, remedies, powers or privileges provided under any of the Loan Documents or the Collateral;

               (l) To remove, from any premises where the same may be located,the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Debtor, use such of Debtor's supplies, equipment, facilities and space at Debtor's places of business as may be necessary or appropriate to properly administer, process, store,control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of Debtor for such purposes and for such periods of time as reasonably required by Secured Party;

               (m) To receive, open and dispose of all mail addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to Debtor such opened mail as does not relate to the Collateral; and

               (n) To exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Debtor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Debtor or elsewhere, and will make available to Secured

Party, free of cost, all premises, equipment and facilities of Debtor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

          Section 4.02.  Possession.  Upon the occurrence and during the
                         ----------
continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court of competent jurisdiction (and Debtor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Secured Party's taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

          Section 4.03.  Conduct of Sale.
                         ---------------

               (a) Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Debtor's place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of the prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Debtor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease,selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion, all unless otherwise provided by the Credit Agreement or any other Loan Documents. Debtor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

               (b) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Debtor reasonable notice of the time and place of any public sale thereof or of the time at, or after, which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Debtor at its address set forth in the Credit Agreement, or delivered or otherwise sent to Debtor, at least five (5) days before the date of the sale. Debtor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

               (c) With respect to any Collateral consisting of securities, partnership interests, joint venture interests, other investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted.
Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Debtor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then: (aa) the sale shall be deemed to be commercially reasonable in all respects; (bb) the credit against the Secured Obligations, to which Debtor may be entitled, shall not exceed the purchase price; and (cc) Secured Party shall not incur any liability or responsibility to Debtor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Debtor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

               (d) Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Debtor or any other Person except a third party lienholder permitted under the Loan Documents, and Debtor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sales price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

          Section 5.01.  Attorney-in-Fact.  Debtor hereby irrevocably nominates
                         ----------------
and appoints Secured Party as its attorney-in-fact for the following purposes:
(a) to do all acts and things which Secured Party may deem necessary or advisable to perfect, and continue perfected, the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral;
(b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Debtor is obligated to do under this Agreement, at the expense of the Debtor, and without any obligation to do so; (c) to prepare, sign, file and/or record, for Debtor, in the name of the Debtor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice,

Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto. Debtor hereby consents and agrees that, where applicable, the issuers of, the obligors on, or the parties to any of the Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other Person to such issuers, obligors or parties.

          Section 5.02.  Costs and Expenses.  Debtor agrees to pay to Secured
                         ------------------
Party all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Debtor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligation and shall be paid to the Secured Party by Debtor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

          Section 5.03.  Statute of Limitations and Other Laws. Until the
                         -------------------------------------
Secured Obligations shall have been paid and performed in full, and all obligations of the Banks, or any of them, to advance funds under the Bank Facilities, have been unconditionally and indefeasibly terminated and Bank Facility Termination shall have occurred, the power of sale and all other rights, remedies, and privileges which are granted hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Debtor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          Section 5.04.  Other Agreements.  The rights and remedies of Secured
                         ----------------
Party upon the occurrence and continuance of an Event of

Default (whether such rights and remedies are conferred by statute, by rule of law, by this Agreement, the Loan Documents or otherwise) may be exercised by Secured Party, in the sole discretion of Secured Party, either alternatively, concurrently, or consecutively in any order. The exercise by Secured Party of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies which may be available to Secured Party.

          Section 5.05.  Understandings With Respect to Waivers and Consents.
                         ---------------------------------------------------
Debtor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtor otherwise may have against Secured Party or others, or with respect to the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

          Section 5.06.  Release of Debtor.  This Agreement and all Secured
                         -----------------
Obligations of Debtor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when all obligations which the Banks, or any of them, may have to advance funds under the Bank Facilities, have been unconditionally and indefeasibly terminated and Bank Facility Termination shall have occurred. Upon such release of Debtor's Secured Obligations hereunder, Secured Party shall return any pledged Collateral to Debtor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Debtor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Debtor.

          Section 5.07.  Indemnity.  Neither Secured Party nor any of the Banks
                         ---------
shall be obligated to perform or discharge any obligation or duty to be performed or discharged by Debtor with respect to the Collateral or hereunder. Debtor hereby agrees to indemnify Secured Party and each of the Banks (collectively, the "Indemnified Parties") for, and to save them harmless from, any and all liability arising from the Collateral or this Agreement. This Agreement shall not place responsibility for the control, care, management, operation or repair of the Collateral upon any of the Indemnified Parties; nor shall this Agreement cause any of the Indemnified Parties to be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Collateral which results in loss, injury or death to any tenant, guest, licensee, employee or stranger (provided that this Section 5.07 shall not act to relieve any Indemnified Party from liability which results from such Indemnified Party's own gross negligence or willful misconduct).

          Section 5.08   Governing Law.  This Agreement shall be governed by,
                         -------------
and shall be construed and enforced in accordance with, the internal laws of the State of Indiana without regard to conflict of law principles.

          Section 5.09.  Counterparts.  This Agreement may be executed in any
                         ------------
number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DEBTOR:                                 SECURED PARTY:

EMPRESS CASINO HAMMOND                  WELLS FARGO BANK, National Association
CORPORATION, an Indiana
corporation
                                        By /s/ Joseph L. Brady,
                                           -------------------------
                                           Joseph L. Brady,
By /s/ Peter A. Ferro, Jr.                 Senior Vice President
   -----------------------------
Name Peter A. Ferro, Jr.
    ----------------------------
Title Chief Executive Officer
     ---------------------------

STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

          I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Peter A. Ferro, Jr., whose name as Chief Executive Officer of EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand and Official Seal this 17th day of June, 1998.



                                   /s/ Gina A. Bilotto
                                   -------------------------------
[Seal]                             Notary Public

                                   My commission expires: April 24, 1999

[Notary Seal of
Gina Bilotto]                      GINA BILOTTO
                                   --------------------------------
                                   (Printed Name)
                                   Notary Public in and for the
                                   State of Illinois

STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

          I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that JOSEPH L. BRADY, whose name as Senior Vice President of WELLS FARGO BANK, National Association, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said national banking association.

          Given under my hand and Official Seal this 17th day of June, 1998 .



                              /s/ Joanne Bruen
                              --------------------------------
[Seal]                        Notary Public

                              My commission expires: 10/14/00

                              JOANNE BRUEN
                              --------------------------------
                              (Printed Name)
                              Notary Public in and for the
                              State of Illinois

                                   PARCEL 1
                                   --------


A PART OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN LOCATED IN NORTH TOWNSHIP, LAKE COUNTY, INDIANA, BEING BOUNDED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS (ASSUMED BEARING);

2,180.44 FEET ALONG THE EAST LINE OF SAID SECTION 1 TO ITS POINTS OF INTERSECTION WITH THE ORIGINAL CENTERLINE OF THE 80-FOOT-WIDE RIGHT-OF-WAY OF INDIANAPOLIS BOULEVARD; THENCE NORTH 39 DEGREES 07 MINUTES 01 SECOND WEST 2,689.03 FEET ALONG SAID ORIGINAL CENTERLINE OF THE 80-FOOT-WIDE RIGHT-OF-WAY OF INDIANAPOLIS BOULEVARD TO ITS POINT OF INTERSECTION WITH THE CENTERLINE OF 112TH STREET (80-FOOT-WIDE RIGHT-OF-WAY); THENCE SOUTH 50 DEGREES 52 MINUTES 59 SECONDS WEST 190.00 FEET ALONG THE CENTERLINE OF 112TH STREET; THENCE SOUTH 34 DEGREES 15 MINUTES 02 SECONDS WEST 497.85 FEET ALONG THE CENTERLINE OF 112TH STREET; THENCE NORTH 55 DEGREES 44 MINUTES 58 SECONDS WEST 40.00 FEET PERPENDICULAR TO THE CENTERLINE OF 112TH STREET TO THE SOUTHEASTERN CORNER OF THE 1.419 ACRE TRACT OF LAND DESCRIBED IN THE WARRANTY DEED RECORDED AS INSTRUMENT NO. 507068 ON DECEMBER 14, 1978, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA, TO A POINT ON THE BOUNDARY (TERMINUS OF THE THIRD COURSE) OF THE 4.793 ACRE TRACT OF LAND DESCRIBED IN THE SPECIAL WARRANTY DEED RECORDED AS INSTRUMENT NO.94021860 ON MARCH 23, 1994 IN SAID RECORDER'S OFFICE, AND TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 34 DEGREES 15 MINUTES 02 SECONDS WEST 205.33 FEET ALONG THE NORTHWESTERN RIGHT-OF-WAY LINE OF 112TH STREET; THENCE NORTH 89 DEGREES 51 MINUTES 46 SECONDS WEST 336.05 FEET ALONG THE NORTHERN RIGHT-OF-WAY LINE OF 112TH STREET TO THE EASTERN RIGHT-OF-WAY LINE OF 5TH AVENUE (66-FOOT-WIDE RIGHT-OF-WAY); THENCE NORTH 00 DEGREES 04 MINUTES 19 SECONDS EAST 1,127.57 FEET ALONG THE EASTERN RIGHT-OF-WAY LINE OF 5TH AVENUE TO A POINT BEING SOUTH 00 DEGREES 04 MINUTES 19 SECONDS WEST 120.00 FEET FROM THE SOUTHEASTERN CORNER OF THE INTERSECTION OF 5TH AVENUE AND 110TH STREET (66-FOOT-WIDE RIGHT-OF-WAY); THENCE SOUTH 89 DEGREES 37 MINUTES 25 SECONDS EAST 172.00 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 19 SECONDS EAST 72.00 FEET; THENCE SOUTH 89 DEGREES 37 MINUTES 25 SECONDS EAST 218.00 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 19 SECONDS EAST 57.74 FEET TO THE SOUTHWESTERN RIGHT-OF-WAY LINE OF INDIANAPOLIS BOULEVARD; THENCE SOUTH 39 DEGREES 07 MINUTES 01 SECOND EAST 180.04 FEET ALONG THE SOUTHWESTERN RIGHT-OF-WAY LINE OF INDIANAPOLIS BOULEVARD TO THE NORTHWESTERN BOUNDARY OF SAID 4.793 ACRE TRACT OF LAND, THE NEXT SIX (6) COURSES ARE ALONG THE BOUNDARY OF SAID 4.793 ACRE TRACT OF LAND;

1) THENCE SOUTH 50 DEGREES 43 MINUTES 23 SECONDS WEST 135.68 FEET (MEASURED,
155.27 FEET DEEDED);

                            EXHIBIT A, PAGE 1 OF 14

2)   THENCE SOUTH 36 DEGREES 14 MINUTES 30 SECONDS WEST 136.32 FEET;

3)   THENCE SOUTH 11 DEGREES 49 MINUTES 05 SECONDS WEST 132.22 FEET;

4)   THENCE SOUTH 04 DEGREES 06 MINUTES 03 SECONDS EAST 125.93 FEET;

5) THENCE SOUTH 24 DEGREES 13 MINUTES 40 SECONDS EAST 122.46 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, SAID POINT BEING SOUTH 60 DEGREES 23 MINUTES 05 SECONDS WEST 346.48 FEET FROM THE RADIUS POINT OF SAID CURVE;

6) THENCE SOUTHEASTERLY 308.59 FEET ALONG SAID CURVE TO A POINT BEING SOUTH 09 DEGREES 21 MINUTES 21 SECONDS WEST 346.48 FEET FROM THE RADIUS POINT OF SAID CURVE;

7) THENCE SOUTH 34 DEGREES 15 MINUTES 02 SECONDS WEST 257.63 FEET TO THE POINT OF BEGINNING.


                            EXHIBIT A, PAGE 2 OF 14

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 1A
                                   version 1
                                   15 MAY 96

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,209.68 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet; thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.77 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 17.84 feet to the POINT OF BEGINNING of this description; thence North 35 degrees 17 minutes 10 seconds East 813.45 feet, thence North 79 degrees 22 minutes 58 seconds East 71.38 feet thence South 54 degrees 36 minutes 55 seconds East 100.48 feet; thence South 35 degrees 23 minutes 05 seconds West 90.00 feet; thence North 54 degrees 36 minutes 55 seconds West 110.00 feet; thence South 35 degrees 17 minutes 10 seconds West
780.38 feet; thence North 46 degrees 40 minutes 28 seconds West 40.40 feet to the POINT OF BEGINNING containing 0.995 acres, more or less.

                            EXHIBIT A, PAGE 3 OF 14

                               LAND DESCRIPTION
                      Redevelopment Commission Sublease
                                   Parcel 2
                                  version 1
                                   29 AUG 94



A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West, located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at he Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,209.68 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet; thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.76 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 831.29 feet; thence North 79 degrees 22 minutes 58 seconds East 71.38 feet; thence South 54 degrees 36 minutes 55 seconds East
100.48 feet to the POINT OF BEGINNING of this description; thence continuing South 54 degrees 36 minutes 55 seconds East 146.67 feet; thence South 35 degrees 16 minutes 41 seconds West 523.46 feet; thence North 54 degrees 35 minutes 11 seconds West 236.35 feet; thence South 35 degrees 15 minutes 53 seconds West
349.92 feet; thence North 46 degrees 40 minutes 28 seconds West 20.88 feet; thence North 35 degrees 17 minutes 10 seconds East 780.38 feet; thence South 54 degrees 36 minutes 55 seconds East 110.00 feet; thence North 35 degrees 23 minutes 05 seconds East 90.00 feet to the POINT OF BEGINNING, containing 3.024 acres, more or less.

                           EXHIBIT A, PAGE 4 OF 14

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 4
                                   version 2
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 15 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 118.22 feet along said curve to the southwestern boundary of the 21.255 acre tract of land described in the QUITCLAIM DEED recorded as instrument #910181 on April 17, 1991 in the office of the Recorder of Lake County, Indiana, said point being North 15 degrees 15 minutes 10 seconds West 326.48 feet from the radius point of said curve, the next seven (7) courses are along the boundary of said 21.255 acre tract of land; 1) thence North 41 degrees 15 minutes 08 seconds West 1,700.29 feet to the POINT OF BEGINNING of this description; 2) thence North 41 degrees 15 minutes 08 seconds West 1,539.62 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 44 minutes 52 seconds West 24,828.52 feet from the radius point of said curve; 3) thence northwesterly 281.79 feet along said curve to its point of tangency, said point of tangency being South 49 degrees 23 minutes 53 seconds West 24,828.52 feet from the radius point of said curve; 4) thence North 40 degrees 36 minutes 07 seconds West 1,474.75 feet to the Indiana/Illinois State Line; 5) thence North 00 degrees 52 minutes 04 seconds West 138.52 feet along the Indiana/Illinois State Line; 6) thence South 48 degrees 50 minutes 29 seconds East 279.19 feet;
7) thence South 41 degrees 14 minutes 04 seconds East 2,051.13 feet to the northwestern corner of the tract of land described in the QUITCLAIM DEED recorded in Deed Record 1219, page 31 on November 5, 1962 in said Recorder's office, said corner being on "Eggers' Fence Line"; thence South 87 degrees 40 minutes 04 seconds East 11.27 feet along the northern boundary of said tract of land which is also along "Eggers' Fence Line"; thence South 41 degrees 12 minutes 09 seconds East 139.21 feet; thence

                            EXHIBIT A, PAGE 5 OF 14

South 40 degrees 14 minutes 07 seconds East 154.35 feet to a point on a non-tangent curve concave to the southwest, said point being North 51 degrees 42 minutes 18 seconds East 1,514.88 feet from the radius point of said curve; thence southeasterly 141.95 feet along said curve to a point being North 57 degrees 04 minutes 25 seconds East 1,514.88 feet from the radius point of said curve; thence South 30 degrees 59 minutes 10 seconds East 154.35 feet; thence South 30 degrees 01 minute 09 seconds East 186.88 feet; thence South 30 degrees 59 minutes 24 seconds East 155.62 feet to a point on a non-tangent curve concave to the northeast, said point being South 57 degrees 04 minutes 25 seconds West 1,539.88 feet from the radius point of said curve; thence southeasterly 143.63 feet to a point being South 51 degrees 43 minutes 47 seconds West 1,539.88 feet from the radius point of said curve; thence South 48 degrees 44 minutes 52 seconds West 29.89 feet to the POINT OF BEGINNING containing 9.760 acres, more or less.

ALSO, a part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right (said curve hereinafter referred to as "Curve #1), said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of Curve #1; thence northeasterly and easterly 176.71 feet along Curve #1 to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of Curve #1 and to the POINT OF BEGINNING of this description; thence North 41 degrees 10 minutes 39 seconds West 1,372.17 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 49 minutes 21 seconds West 474.78 feet from the radius point of said curve; thence northwesterly 58.94 feet along said curve to its point of tangency, said point of tangency being South 55 degrees 56 minutes 06 seconds West 474.78 feet from the radius point of said curve; thence North 34 degrees 03 minutes 54 seconds West 45.58 feet to point of curvature of curve to the left, said point of curvature being North 55 degrees 56 minutes 06 seconds East 729.28 feet from the radius point of said curve; thence northwesterly 90.62 feet along said curve to its point of tangency, said point of tangency being North 48 degrees 48 minutes 55 seconds East 729.28 feet from the radius point of said curve; thence North 41 degrees 11 minutes 05 seconds West 8.90 feet; thence North 40 degrees 12 minutes 29 seconds West 154.34 feet to a point on a non-

                            EXHIBIT A, PAGE 6 OF 14
tangent curve concave to the northeast, said point being South 51 degrees 45 minutes 03 seconds West 1,500.05 feet from the radius point of said curve; thence northwesterly 138.44 feet along said curve to a point being South 57 degrees 02 minutes 18 seconds West 1,500.05 from the radius point of said curve; thence North 31 degrees 00 minutes 10 seconds West 154.34 feet; thence North 30 degrees 01 minute 34 seconds West 170.82 feet to the point of curvature of curve to the right, said point of curvature being South 59 degrees 58 minutes 26 seconds West 1,420.19 feet from the radius point of said curve; thence northwesterly and northerly 273.83 feet along said curve to its point of tangency, said point of tangency being South 71 degrees 01 minute 16 seconds West 1,420.19 feet from the radius point of said curve; thence North 18 degrees 58 minutes 44 seconds West 56.31 feet to a point on the northwesterly extension of the southwestern boundary of the 16.039 acre tract of land describe in the WARRANTY DEED recorded in Deed Record 1218, page 592 on November 9,1962 in the office of the Recorder of Lake County, Indiana; thence South 41 degrees 14 minutes 04 seconds East 2,501.08 feet along the northwesterly extension of the southwestern boundary of said 16.039 acre tract of land and along the southwestern boundary of said 16.039 acre tract of land to a point being North 48 degrees 49 minutes 21 seconds East of the point of beginning; thence South 48 degrees 49 minutes 21 seconds West 193.47 feet to the POINT OF BEGINNING containing 9.452 acres, more or less.

EXCEPTING AND EXCLUDING THE FOLLOWING FROM THE ABOVE-DESCRIBED PARCELS:

A PARCEL OF REAL ESTATE THAT IS TWO HUNDRED (200) FEET WIDE (MEASURED FROM EAST TO WEST) AND FIFTY (50) FEET IN DEPTH (MEASURED FROM NORTH TO SOUTH) AND LOCATED IN THE NORTHEASTERNMOST CORNER OF THE ABOVE-DESCRIBED PARCELS.

                            EXHIBIT A, PAGE 7 OF 14

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                      Ingress & Egress Access to Parking
                                   version 1
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the POINT OF BEGINNING of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as "Curve #1"), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to a point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve #1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degrees 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence northwesterly 250.02 feet along said curve to a point being South 48 degrees 38 minutes 51 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degrees 14 minutes 09 seconds West 34.96 feet, thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the POINT OF BEGINNING containing 0.950 acres, more or less.

                            EXHIBIT A, PAGE 8 OF 14

                               LAND DESCRIPTION
                       REDEVELOPMENT Commission Sublease
                        Water Department Perimeter Road
                                   version 2
                                   24 MAY 96

A 32.00 foot-wide strip of land being a part of the Northwest Quarter of Section ?, Township 37 North, Range 9 West located in North Township, Lake County, ?????? the centerline of which is described as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West: thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,091,?3 feet along the East Line of said section 1 and along the West Line of Section 6, Township 37 North, Range 9 West to a point on a non-Tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,837,02 feet from the radius point of said curve; thence southeasterly 62.23 feet along said curve to its point of Tangency, said point of Tangency being South ?? degrees ?? minutes 21 seconds West 1,637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East 650.47 feet to the right of curvature of curve to the left, said point of curvature being South 36 degrees 48 minutes 21 seconds West 2,864,79 feet from the radius point of said curvature; thence southeasterly 84.09 said curve to its point of Tangency, said point of Tangency being 35 degrees 07 minutes 27 seconds West 2.884,79 feet from the radius point of said curvature; thence South ?? degrees 52 minutes 33 seconds East ???.80 feet to the point of curvature of a curve to the left, said point of curvature being South 35 degrees 07 minutes 27 seconds West 35.00 feet from the radius point of said curve; thence southeasterly, easterly, northeasterly, northerly, northwesterly 142.07 feet along said curve to its Tangency, said point of Tangency being North 67 degrees 07 minutes 27 East 55.00 feet from the radius point of the curve; thence North 22 degrees 52 minutes 33 seconds West 53.74 feet to the point of curvature of a curve to the right, said point of curvature being South ?7 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve : thence northwesterly, northerly, northeasterly 5?.62 feet along said curve to its point of Tangency, said point of Tangency 53 degrees 53 minutes 40 seconds West 55.00 feet from the radius point of said curve; thence North 36 degrees 06 minutes 20 seconds East 15.67 feet to the POINT OF BEGINNING of this centerline description; thence North 38 degrees 06 minutes 20 seconds East 254.84 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees 53 minutes 40 seconds East 40.00 feet from the radius point of said curve, thence northeasterly, northerly, and northwesterly, 63.49 feet along said curve to its point of Tangency, said point of Tangency being North 35 degrees 0? minutes 56 seconds East 40.00 feet from the radius point of said curve, thence North 54 degrees 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve to the right, said point of curvature being South 35 degrees 0? minutes 56 seconds West 40.00 feet from the radius point of said curve, thence northwesterly, northerly, and northeasterly, ?0.84 feet along said curve to its point of Tangency, point of Tangency being North ?7 degrees 40 minutes 52 seconds West 40.00 feet from the radius point of said curve, thence North 32 degrees 1? minutes 08 seconds East 330.?? feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 East 40.00 feet from the radius point of said curve: thence northeasterly, northerly, and northwesterly, ?0.76 feet along said curve to its point of Tangency, said point of Tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve: thence North 54 degrees 42 minutes 50 Seconds West 227.88 feet to the TERMINUS centerline description. Containing 0,820 acres, more or less.


 CURVE ??                    CURVE ?2                     CURVE ??
 --------                    --------                     --------
 . - 02'10'41'               . - 01'40'?4'                . - 148"0000"
R - 1?37.02'                R - 2864.79                  R - 55.00'
T - 31.12'                  T - 42.05'                   T - 191.81'
L - 62 23'                  L - 84.09'                   L - 142.07'
C - S52'06'19'E- 62.22'     C - S54'02'0?'E- 84.08'      C - N51'07'27'E-105.74


 CURVE ?4                    CURVE ?5                      CURVE ??
---------                    --------                      --------
 . - 58'58'33'               . - ?0'??'23'                 . - ?7'0?'12'
R - 55                      R - 40,00'                    R - 40.00'
T - 31.11'                  T - 40,??'                    T - 38.06'
L - 56.62'                  L - ?3,49'                    L - ?0.84'
C - N0?'3?'S3'E-54.1S'      C - N09'21'52'W-57.03'        C - N1?'15'28'W-S?.1S'


 CURVE ?7
 --------
 . - 87'01'58'
R - 40.00'
T - 37.?8'
L - 60.7?'
C - N11'11'?1'W-??.0?'


                            EXHIBIT A, Page 9 of 14

Licensed Acess                     LAND DESCRIPTION
--------------                 Redemtption Commission Sublease
  Premises                     water Department Parmeter Road
  --------                             version 3
                                       05 JUN 96


                         A 3200 feet-wide acre of land being a part of the Northwest Quarter of Section6.Township 37 Northg, Range 9 West located in North Twonship, Lake County, Indiana the centerline of which is described as follows:

                         Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute or 03 seconds West (assumed bearing) 4,091.63 feet along East Line of said
                         Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,637.02 from the routine point of said curve thence southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being being South 38 degrees 45 miuntes 21 seconds West 1,637.02 feet from the radius point of said curves; thence South 53 degree 11 minutes 39 seconds East 650.47 feet to one point of curvature of a curve to the left, said point of curvature being South 36 degrees 46 minutes 21 seconds West 2,864,79 feet from the radius point of said curve; thence southeasterly 84.09 feet along said curve to its point of tangency, said point of tangency being South 35 degrees 07 minutes 27 seconds West 2,864.79 feet from the radius point of said curve; thence South 54 degrees 52 minutes 33 seconds East
                         325.80 feet to the point of curvature of a curve to the left and to the POINT OF BEGINNING of true description, said point of curvature of a curve to its point of said curves, in each southeasterly, easterly, northeasterly, northerly, and northwesterly 142.07 feet along said curve to its point of tangency, said point of tangency being North 07 degrees 07 minutes 27 seconds East 15.00 feet from the radius point of said curve, thence northeasterly, northerly, and northeasterly 53.82 feet along said curve to its point of tangency, said point of tangency being North 53 degrees 40 seconds West
                         55.00 feet from the radius point of said curve; thence North 34 degrees 04 minutes 20 seconds East 270.31 feet to the point of curvature of a curve left, said point of curvature being South 53 thence northeasterly, northerly, and northwesterly 43.49 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 05 minuted 56 seconds East 40.00 feet from the radius point of said curves, thence North 56 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve tot he right, said point of curvature being South 35 degrees 05 minutes 54 seconds West northeasterly 50.84 feet along said curve to its point of tangency, said point of tagency being North 57 degrees 40 minutes 52 seconds West 40.00 feet from the radius to the poing of curvature of a curve left, said point of curvature being South thence northeasterly, northerly and northwesterly 60.76 feet along said curve to its point of tangency, said curve point of tangency, said point of tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees description, Containing 1,017 acres, more or less.

                Excepting therefrom the property described on the following two
                (2) pages.


                          CURVE 11                    CURVE 12
                          --------                    --------
                         ? - 02'10'41'               ? - 01'40'?4'
                         R - 1?37.02'                R - ???.7?'
                         T - 31.12'                  T - 42.05'
                         L - 62 23'                  L - ?4.0?'
                         C - S52'06'19'E- 62.22'     C - S54'02'0?'E- 84.08'


                          CURVE 13                    CURVE 14
                          --------                   ---------
                         ? - 148"0000"               ? - 58'??'??'
                         R - 55.00'                  R - ??.00'
                         T - 191.81'                 T - 31.11'
                         L - 142.07'                 L - 5?.?2'
                         C - N?1'07'27'E-105.74      C - N0?'3?'S3'E-54.1S'


                          CURVE 15                      CURVE 16
                          --------                      --------
                         ? - ?0'??'23'                 ? - ?7'0?'12'
                         R - 40,00'                    R - 40.00'
                         T - 40,??'                    T - 38.06'
                         L - ?3,49'                    L - ?0.84'
                         C - N09'21'52'W-57.03'        C - N1?'15'28'W-S?.1S'


                          CURVE 17
                          --------
                         ? - 87'01'58'
                         R - 40.00'
                         T - 37.?8'
                         L - 60.7?'
                         C - N11'11'?1'W-??.0?'

                           EXHIBIT A, PAGE 10 OF 14

                               LAND DESCRIPTION

                       Redevelopment Commission Sublease
                        Water Department Perimeter Road
                                   version 2
                                   24 MAY 96

A 32.00 foot-wide strip of land being a part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana the centerline of which is described as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,091.63 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,637.02 feet from the radius point of said curve; thence southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being South 36 degrees 48 minutes 21 seconds West 1,637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East 650.47 feet to the point of curvature of a curve to the left, said point of curvature being South 36 degrees 48 minutes 21 seconds West 2,864.79 feet from the radius point of said curve; thence southeasterly 84.09 feet along said curve to its point of tangency, said point of tangency being South 35 degrees 07 minutes 27 seconds West 2,864.79 feet from the radius point of said curve; thence South 54 degrees 52 minutes 33 seconds East 325.80 feet to the point of curvature of a curve to the left, said point of curvature being South 35 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence southeasterly, easterly, northeasterly, northerly, and northwesterly 142.07 feet along said curve to its point of tangency, said point of tangency being North 67 degrees 07 minutes 27 seconds East 55.00 feet from the radius point of said curve; thence North 22 degrees 52 minutes 33 seconds West 53.74 feet to the point of curvature of a curve to the right, said point of curvature being South 67 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve; thence northwesterly, northerly, and northeasterly
56.62 feet along said curve to its point of tangency, said point of tangency being North 53 degrees 53 minutes 40 seconds West 55.00 feet from the radius point of said curve; thence North 35 degrees 06 minutes 20 seconds East 15.67 feet to the POINT OF BEGINNING of this centerline description; thence North 36 degrees 06 minutes 20 seconds East 254.64 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees 53 minutes 40 seconds East 40.00 feet from the radius point of said curve; thence northeasterly.

                           EXHIBIT A, PAGE 11 OF 14
northerly, and northwesterly 63.49 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 09 minutes 56 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 50 minutes 04 seconds West 117.95 feet to the point of curvature of a curve to the right, said point of curvature being South 35 degrees 09 minutes 56 seconds West
40.00 feet from the radius point of said curve; thence northwesterly, northerly, and northeasterly 60.84 feet along said curve to its point of tangency, said point of tangency being North 57 degrees 40 minutes 52 seconds West 40.00 feet from the radius point of said curve; thence North 32 degrees 19 minutes 08 seconds East 330.68 feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 seconds East 40.00 feet from the radius point of said curve; thence northeasterly, northerly, and northwesterly 60.76 feet along said curve to its point of tangency, said point of tangency being North 35 degrees 17 minutes 10 seconds East 40.00 feet from the radius point of said curve; thence North 54 degrees 42 minutes 50 Seconds West 227.88 to the TERMINUS of this centerline description. Containing 0.820 acres, more or less.

                           EXHIBIT A, PAGE 12 OF 14

                               LAND DESCRIPTION
                               parking premises
                              Hammond Water Works
                                   version 2
                                   14 JUN 96

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West, thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,091.63 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West to a point on a non-tangent curve concave to the northeast, said point being South 38 degrees 59 minutes 01 second West 1,637.02 feet from the radius point of said curve; thence southeasterly 62.23 feet along said curve to its point of tangency, said point of tangency being South 36 degrees 48 minutes 21 seconds West 1,637.02 feet from the radius point of said curve; thence South 53 degrees 11 minutes 39 seconds East 273.37 feet, thence North 35 degrees 17 minutes 19 seconds East
178.74 feet, thence South 54 degrees 42 minutes 50 seconds East 19.00 feet to the POINT OF BEGINNING of this description; thence South 54 degrees 42 minutes 50 seconds East 107.00 feet; thence South 35 degrees 17 minutes 10 seconds West
78.47 feet; thence North 54 degrees 42 minutes 50 seconds West 107.00 feet thence North 35 degrees 17 minutes 10 seconds East 78.47 feet to the POINT OF BEGINNING containing 0.193 acres, more or less.

                           EXHIBIT A, PAGE 13 OF 14

                               LAND DESCRIPTION
                            landscape/???? ????????
                              Hammond Water Works
                                   Version 1
                                   ? JUN 96

A ???? of the Northwest Quarter of Section 6, ???????? 17 North Range 10 West thence,North 01 degrees 01 minute 03 seconds West (????????? bearing) 6,?16? feet along the East Line of said Section 1 and along the West Line of Section 6, ???????? 37 North, Range ? West to a point on a non- tangency curve concave to the northeast,said point being South 38 degrees 5? minutes 01 seconds West 1,?57.02 feet from the radius point of said curve thence southeasterly 62.?? feet along said curve to its point of tangency, said point of tangency being South ?? degrees ?? minutes 21 seconds West 1,6?7.02 feet from the radius point of said curve thence South ?? degrees 11 minutes 38 seconds East ?50.47 feet to the point of curvature of a curve to the left, said point of curvature being South ?? degrees ?? minutes 2? seconds West 2.??4.79 feet from the radius point of said curve thence southeasterly ?4.0? feet along said curve to its point of, said point of tangency being South ?? degrees 07 minutes 27 seconds West 2,???.7? feet from the radius point of said curve thence South 54 degrees 52 minutes ?? seconds East ???.?? feet to the point of curvature of a curve to the left, said point of curvature being South 35 degrees 07 minutes 27 seconds West 55.00 feet from the radius point of said curve thence southeasterly,easterly, northeasterly, northerly, and northwesterly, 142.07 feet along said curve to its point of tangency, said point of tangency being North
?7 degrees 07 minutes 27 seconds East ??.00 feet from the radius point of said curve; thence North 22 degrees 52 minutes ?3 seconds West ?3.74 feet to the point of curvature of a curve to the right, said point of curvature being South ?7 degrees 07 minutes 27 seconds West ??.00 feet from the radius point of said curve; thence northwesterly, northerly, and northeasterly 56.?2 feet along said curve to its point of tangency, said point of tangency being North 5? degrees
?? 40 seconds West 55.00 feet from the radius point of said curve: thence North ?? degrees 0? minutes 20 seconds East 270.31 feet to the point of curvature of a curve left, said point of curvature being South 53 degrees ?? minutes 40 seconds East 40.00 feet from the radius point of said curve: thence northeasterly, northerly and northwesterly ?1?? feet along said curve to its point of tangency, said point of tangency being North ?? degrees 0? minutes
5? seconds East 40.00 feet from the radius point of said curve thence North 54 degrees 50 minutes 04 seconds West 117.?5 feet to the point to the point of curvature of a curve to the right, said point of curvature being South 35 degrees 0? minutes ?? seconds West 40.00 feet from the radius point of said curve: thence northwesterly, northerly and northeasterly ?0.84 feet along said curve to its point tangency, said point tangency being North 5? degrees 40 minutes 52 seconds West 40.00 feet from the radius point of said curve: thence North 32 degrees 1? minutes 0? seconds East 330.68 feet to the point of curvature of a curve to the left, said point of curvature being South 57 degrees 40 minutes 52 seconds East 40.00 feet from the radius point of said curve: northeasterly, northerly, and northwesterly ?0.7? feet along said curve to its point of tangency, said point of tangency being North 3? degrees 17 minutes
10 seconds East 40.00 feet from the radius point of said curve : thence South
3? degrees 17 minutes 10 seconds West 1?.00 along radius ??? of said curve to the POINT OF BEGINNING of the description thence South ?? degrees 17 minutes 10 seconds West 1?.00 feet along the radius ??? of said curve: thence North 54 degrees 42 minutes 50 seconds West 227.8? feet thence North ?5 degrees 1? minutes ?7 seconds East 1?.00 feet thence South ?4 degrees 42 minutes 50 seconds East 227.8? feet to the POINT OF BEGINNING containing 0.078 acres, more or less.


CURVE 11                    CURVE 12                    CURVE 13
---------                   ----------                  ----------
? - 02?0'41'               ? - 01'40'S?'             ? - 14?00'00'
R _ 1??7.02'               R - 28?4,7?'              R - ??.00'
T - ??.1?'                 T - 42.0?'                T - 1?1.?1"
L - ?2???'                 L - ?4.0?'                L -142.0?'
C - S????????- ?????'      C - ??4'02'06? ?40?'      C - N51'0?'??E- 10?.74'


CURVE 14                    CURVE 15                    CURVE 16
---------                   ----------                  ----------
? - ?8'?8'??'              ? - ?0' ??'?3'            ? - 87'0??2'
R - ??.00'                 R - 40.00'                R - 40.00'
T - ?1.11'                 T - 40.??'                T - ??.0?
L - ??.?2'                 L - ??.??'                L - ?0.84'
C - N0?'3?'??E- 54,15'     C - N0?'21' ?2'W?57.0?'   C - N1?'15'?8'?-??.1S'


CURVE 17
---------
? - ?7'01"??'
R - 40.00'
T - 37.??'
L - ??.78'
C - N11'?1'?1'W-??.0?'

                           EXHIBIT A, Page 14 of 14


End of File